UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2011

PSIVIDA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

(617) 926-5000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 18, 2011, pSivida Corp. (the “Company”) entered into placement agent agreements with Rodman & Renshaw, LLC to serve as lead placement agent and Ladenburg Thalmann & Co. Inc. to serve as co-placement agent in an offering of shares of the Company’s common stock, par value $0.001 per share together with warrants to purchase shares of the Company’s common stock. Under the terms of the transaction, the Company is offering to sell 2,150,000 shares of common stock and warrants to purchase 537,500 shares of common stock to institutional investors for gross proceeds totaling approximately $10.75 million. The net offering proceeds to the Company, after deducting the placement agents’ fees and other estimated offering expenses payable by the Company, are expected to be approximately $9.9 million. The sale of the common stock and warrants is being made pursuant to a securities purchase agreement between the company and the investors, supplemented by a supplemental letter for Australian investors. Investors will be entitled to warrants to purchase up to a number of shares of common stock equal to 25% of the number of such shares purchased by the investor. Each warrant is exercisable for one share of common stock, has an exercise price of $5.00 per share and will be exercisable for five years from issuance date. Copies of the placement agent agreements, form of warrant and form of securities purchase agreement and supplemental letter are attached hereto as Exhibits 99.1, 99.2, 99.3 , 99.4 and 99.5, respectively, and are incorporated herein by reference. The foregoing descriptions of the placement agent agreements and form of securities purchase agreement and supplemental agreement do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto which are incorporated by reference.

The offering is expected to close on or about January 24, 2011, or on such later date as the Company and the investors may agree, subject to customary closing conditions.

The Offering is being made and the common stock and warrants sold pursuant to prospectus supplement which has been filed with the Securities and Exchange Commission on the date hereof in connection with a shelf takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-163347), which became effective on January 7, 2010. On January 19, 2011, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.6 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above)

99.1	Placement Agent Agreement dated as of January 18, 2011 by and between pSivida Corp. and Rodman & Renshaw, LLC, as placement agent

99.2	Placement Agent Agreement dated as of January 18, 2011 by and between pSivida Corp. and Ladenburg Thalmann & Co. Inc., as placement agent

99.3	Form of Warrant between pSivida Corp. and certain investors

99.4	Form of Securities Purchase Agreement between pSivida Corp. and certain investors

99.5	Supplemental Letter for Australian purchasers

99.6	Press release of pSivida Corp. issued January 19, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.

Date: January 19, 2011	By:	/s/ Lori Freedman
	Name:	Lori Freedman
	Title:	Vice President, Corporate Affairs, General Counsel and Secretary

Index to Exhibits

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above)

99.1	Placement Agent Agreement dated as of January 18, 2011 by and between pSivida Corp. and Rodman & Renshaw, LLC, as placement agent

99.2	Placement Agent Agreement dated as of January 18, 2011 by and between pSivida Corp. and Ladenburg Thalmann & Co. Inc., as placement agent

99.3	Form of Warrant between pSivida Corp. and certain investors

99.4	Form of Securities Purchase Agreement between pSivida Corp. and certain investors (incorporated by reference from Annex A to the free writing prospectus of the Company filed with the SEC on the date hereof)

99.5	Supplemental Letter for Australian purchasers

99.6	Press release of pSivida Corp. issued January 19, 2011